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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): June 23, 1995

                             H. J. HEINZ COMPANY
            (Exact name of registrant as specified in its charter)

      Pennsylvania                    1-3385                 25-0542520
(State of incorporation)     (Commission File Number)     (I.R.S. Employer
                                                         Identification No.)


      600 Grant Street, Pittsburgh,                   15219
              Pennsylvania                          (Zip Code)
(Address of principal executive offices)


                                 412-456-5700
              Registrant's telephone number, including area code


                                Not Applicable
         (Former name or former address, if changed since last report)


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ITEM 5.    Other Information.

     On June 23, 1995, the Howard Heinz Endowment, the Vira I. Heinz Endowment, the Heinz Family Foundation and certain Heinz family trusts announced their intention to diversify their investment portfolios by selling a portion of their common stock holdings in H. J. Heinz Company through an underwritten secondary offering for up to an aggregate of approximately 13.5 million shares. The offering will be made by means of a prospectus only and is expected to occur in August. H. J. Heinz Company has agreed to file a registration statement with the Securities and Exchange Commission to facilitate the offering.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)   Exhibits.

           10. Agreement For The Registration of Stock among H. J. Heinz Company and Howard Heinz Endowment, Vira I. Heinz Endowment, Heinz Family Foundation, H. John Heinz III Revocable Trust No. 1 and H. John Heinz III Descendants Trust (No. 1), dated June 22, 1995.

           99.   H. J. Heinz Company Press Release, dated June 23, 1995.


                                  SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        H. J. Heinz Company

Date: July 7, 1995

                                        By:  /s/David R. Williams
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                                        Name: David R. Williams
                                        Title: Senior Vice President -
                                               Finance and Chief Financial
                                               Officer